UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2022

INNOVATION1 BIOTECH INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	82-2275255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wall Street, Suite 2701

New York, New York 10005

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (646) 380-1923

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Innovation1 Biotech Inc. (the “Company”) entered into a certain Securities Purchase Agreement (“SPA”), dated November 29, 2022, by and among the Company and the purchasers named therein (the “Purchasers”).  Pursuant to the SPA, the Purchasers agreed to purchase up to $300,000.00 in Subscription Amount (or $352,941.00 in principal amount) of original discount promissory note (the “Notes”) and warrants to purchase an aggregate of 4,411,764 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) in two equal tranches of $150,000.00 in Subscription Amount of Notes (each, a “Tranche”).  The initial Tranche of $150,000.00 in Subscription Amount of Notes ($176,471.00 in principal amount of Notes) and Warrants to purchase 2,205,882 shares of Common Stock was consummated on December 8, 2022. The closing of the second Tranche of $150,000 in Subscription Amount of Notes ($176,471.00 in principal amount of Notes) and Warrants to purchase 2,205,882 shares of Common Stock is anticipated to occur on the 30-day anniversary of the first Tranche.

The Warrants are exercisable by each of the Purchasers for a period of seven years at an exercise price of $0.08 per share, subject to customary adjustments and a beneficial ownership limitation.

The Notes mature in 18 months and are convertible into shares of Common Stock at a price of $0.08 per share, subject to customary adjustments and a beneficial ownership limitation.  The Notes are secured by all of the assets of the Company pursuant to that certain Security Agreement by and among the Company and the Purchasers.

The foregoing description of the SPA (including the form of Note and Warrant) and the Security Agreement do not purport to be complete and are qualified in their entirety by the provisions thereof which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

The board of directors (the “Board”) of the Company elected and appointed, effective December 5, 2022, Charles W. Allen and Shahin Gharakhanian, MD, DTM&H, DPH to serve on the Board as directors in such capacity until their successor is appointed and qualified or until their earlier resignation or removal.

Charles W. Allen, age 47. Since February 5, 2014 Mr. Allen has served as the CEO of BTCS Inc. (“BTCS”) and the Chairman of the Board of BTCS since September 11, 2014. Mr. Allen is responsible for our overall corporate strategy and direction of BTCS. Since January 12, 2018 Mr. Allen has been the CEO of Global Bit Ventures Inc. (“GBV”), which discontinued its operations in 2019. From October 10, 2017, Mr. Allen has been a director of GBV. Mr. Allen has extensive experience in business strategy and structuring and executing a variety of investment banking and capital markets transactions, including financings, IPO’s and mergers and acquisitions. Prior to his work in the blockchain industry at BTCS he worked domestically and internationally on projects in technology, media, natural resources, logistics, medical services and financial services. He has served as a Managing Director at numerous boutique investment banks focused on advising and raising capital for small and mid-size companies. Mr. Allen received a B.S. in Mechanical Engineering from Lehigh University and a M.B.A. from the Mason School of Business at the College of William & Mary. The Board concludes that Mr. Allen’s professional background and leadership experience qualify him to serve on the board.

Shahin Gharakhanian, MD, DTM&H, DPH, age 68. Dr. Gharakhanian is Chair, Scientific Advisory Board of Decoy Therapeutics.  Dr. Gharakhanian is a Physician-Executive with expertise in Pharmaceutical Medicine, Leadership/Management, and an international track record: Clinical Medicine, Attending Physician, Infectious Diseases & Tropical Medicine @ AP-HP Assistance Publique–Hopitux de Paris, the largest hospital system in Europe. He has worked closely with HIV discoverers 2008 Nobel Laureate, Françoise Barré-Sinoussi and HIV co-discoverer Willy Rozenbaum (Science, 1981). Dr. Gharakhanian has held industry positions, including Vice-President of Vertex Pharmaceuticals Inc., Global R&D group in Cambridge MA, Corporate Operating Council Member. He oversaw clinical and launch of four novel treatments including a “blockbuster” in chronic HCV.  In 2011, Dr. Gharakhanian founded Shahin Gharakhanian MD Consulting LLC @ the CIC: Cambridge Innovation Center, an elite consulting network providing strategic/operational expertise in drug development. Collaborations globally include >20 companies, eg. Genzyme Corp. (USA), GSK/ViiV Healthcare (USA), Novartis (Switzerland/USA), Stallergenes Greer (France/USA). Dr. Gharakhanian’s medical education has been at Paris-Sorbonne University with documented two decades at Harvard Medical School Programs. His academic or industry work has been comprised of: Bacterial disease (ds): Clostridium Difficile, Microbiomes, Tuberculosis; Viral ds: HIV, HBV, HCV, RSV; Parasitic ds: Malaria.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Securities Purchase Agreement by and between Innovation1 Biotech Inc. Cavalry Fund I, LP, Lincoln Park Capital Fund, LLC and L1 Capital Global Opportunities Master Fund Ltd (including the Form of Note and Warrant).

10.2	Security Agreement by and between by and between Innovation1 Biotech Inc. Cavalry Fund I, LP, Lincoln Park Capital Fund, LLC and L1 Capital Global Opportunities Master Fund Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovation1 Biotech Inc.

Date: December 9, 2022	By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws Chief Executive Officer

3